Exhibit 99.1

Myriad Pharmaceuticals Announces Intent to Focus on Oncology Portfolio

Salt Lake City, UT – June 8, 2010 - Myriad Pharmaceuticals, Inc. (NASDAQ: MYRX) today announced several strategic initiatives to focus the Company’s efforts on its oncology pipeline and to conserve its financial resources to extend the Company’s projected cash runway beyond 2013.

The Company’s initiatives include: the expansion of the Azixa™ clinical program to include a two-armed temozolomide combination study for the treatment of glioblastoma multiforme; the further advancement of the Company’s orally bioavailable Hsp90 inhibitor, MPC-3100; the designation of MPC-9528, an exciting novel Nampt inhibitor, as an IND-candidate; the suspension of its HIV maturation program for strategic, business reasons; and a reduction in workforce. The Company will continue to aggressively seek partners for all of its pre-clinical and clinical programs. The Company has reduced its headcount by 21 employees, which when combined with attrition results in a total reduction of 30 employees since July 1, 2009. Among the employees who are leaving the Company are the commercial operations team and two Company officers, Dr. Ed Swabb, SVP Development and Barbara Berry, VP Human Resources.

“Over the last six years Myriad Pharmaceuticals has generated a deep pipeline of oncology assets. After conducting an exhaustive review of our development portfolio and business operations, we have decided to refocus our clinical efforts on oncology, where we believe we can maximize the return on our investments,” stated Adrian Hobden, Ph.D., CEO of Myriad Pharmaceuticals. “Both MPC-4326 and the novel, pre-clinical maturation inhibitor, MPI-0461359, have demonstrated promising safety and efficacy profiles. However, we have decided to suspend further development of these HIV compounds and will seek to partner these compounds as we apply our human and financial resources to our cancer programs.”

“I regret that we are having to lose dedicated employees but these actions are in the best long-term interest of the Company. I sincerely thank all of the employees who have each made significant contributions to the Company, particularly those affected by this restructuring,” concluded Dr. Hobden.

As of March 31, 2010, the Company had $148.4 million in cash, cash equivalents and marketable securities. The Company subsequently received a payment of $12.7 million from Javelin Pharmaceuticals, Inc. pursuant to the termination of the merger agreement between the companies, approximately $8.3 million of which represented all amounts owed to the Company by Javelin under a loan and security agreement that had been entered into in connection with the proposed merger. In connection with the current reduction if force, the Company expects to incur a one-time charge of approximately $1.2 million in severance obligations.

“This proactive operational restructuring, allows us to focus our substantial resources to advance our portfolio of exciting oncology candidates,” commented Robert Lollini, CFO of Myriad Pharmaceuticals. “In addition, we can continue to draw from the proven productivity of our of internal drug discovery team, whose efforts have generated our current oncology candidates, to enable us to have a renewable source of drug development candidates for both partnering and for our own proprietary development.”

Myriad Pharmaceuticals Name Change

On April 22, 2010, Myriad Pharmaceuticals shareholders approved the name change of the Company from Myriad Pharmaceuticals, Inc. to Myrexis, Inc. This change is expected to be effected on or about July 1, 2010.

About AzixaTM (verubulin)

Azixa, Myriad Pharmaceutical’s most advanced cancer drug candidate, is being developed for the treatment of advanced cancers with brain involvement. Azixa is a novel small molecule that acts as a microtubule destabilizing agent, causing an arrest of cell division with subsequent programmed cell death, or apoptosis, in cancer cells. Several currently marketed clinically effective drugs share the identical mechanism of action. Importantly, however, Azixa has two unique, distinguishing characteristics. In non-clinical studies, Azixa has demonstrated the ability to effectively cross the blood-brain barrier and accumulate in the brain at levels as much as 3000% that in plasma. In addition, Azixa does not appear to be subject to multiple drug resistance (MDR) mechanisms.

Myriad Pharmaceuticals believes that Azixa represents a unique therapeutic opportunity with the potential to treat patients with any primary or secondary (metastatic) brain cancer or any cancer that has developed resistance to conventional chemotherapeutics.

Azixa is currently being evaluated in three Phase 2 trials. The Company has recently reported results from two of these Phase 2a trials, in metastatic melanoma in combination with temozolomide and in recurrent glioblastoma (“GBM”) in combination with carboplatin, at the American Society for Clinical Oncology (“ASCO”) meeting in Chicago. These studies demonstrate that Azixa was well tolerated when used in combination with either temozolomide or carboplatin with no dose adjustments being necessary. Furthermore, there was apparent additive benefit of the combinations. In the GBM trial, one patient with progression free disease has been in the trial for more than 16 months and may have a complete response.

About MPC-3100

MPC-3100, a potentially best-in-class, fully-synthetic, orally bio-available heat shock protein 90 (Hsp90) inhibitor, is currently being evaluated in a Phase 1 clinical trial to investigate safety, tolerability and pharmacokinetics. The results of this study are expected in the second half of 2010.

Hsp90 is an exciting new target for cancer treatment. Early natural product inhibitors of Hsp90 demonstrated activity in several human cancer clinical studies, including studies of Her2+ breast cancer, multiple myeloma and gastric cancers. However, these compounds have also demonstrated significant toxicity. Unlike these molecules, MPC-3100 is a fully synthetic, small molecule that is orally bio-available and has very encouraging non-clinical safety and efficacy data. MPC-3100 has the potential to treat a wide range of cancers.

Myriad Pharmaceuticals has an issued composition of matter patent on MPC-3100. The Phase 1 study has achieved drug levels in patients which exceed the efficacious levels obtained in non-clinical studies without evident safety issues.

Hsp90 is a chaperone protein that plays an important role in regulating the activity and function of numerous signaling proteins, or client proteins, that trigger and maintain proliferation of cancer cells. Important client proteins in cancer cells include steroid hormone receptors, protein kinases, mutant p53, and telomerase. Hsp90 binds and stabilizes these oncogenes while inhibition of Hsp90 leads to their degradation.

About MPC-9528

Results from the Company’s pre-clinical studies of MPI-0486348, now designated as MPC-9528, a therapeutic candidate from Myriad Pharmaceuticals’ Nicotinamide phosphoribosyltransferase (Nampt) inhibitor program were presented at AACR in April 2010. Based on the data, Myriad Pharmaceuticals expects to complete pre-clinical studies of MPC-9528 in 2010 and advance the candidate into human clinical studies.

Nampt catalyzes the first step in the synthesis of NAD from nicotinamide and was identified by Myriad Pharmaceuticals as a promising anti-cancer target by utilizing its proprietary chemical proteomics platform. Many cancer cells are highly-dependent on Nampt due to increased energy requirements and elevated activity of NAD consuming enzymes. Myriad Pharmaceuticals’ MPC-9528 is potently cytotoxic to a broad spectrum of cancer cells. MPC-9528 is also highly orally bio-available and causes significant tumor regressions in pre-clinical colon cancer models with both daily and intermittent dosing schedules.

The NAD biochemical pathway has been extensively characterized and the basic metabolic function of Nampt is well understood. Importantly, Nampt inhibition presents a unique opportunity to combine a companion diagnostic, which can identify patients most likely to benefit from a Nampt inhibitor, with the adjuvant vitamin B-3 (niacin) that has the potential to maximize therapeutic benefit while minimizing side effects. Myriad Pharmaceuticals’ Nampt inhibitor, MPC-9528, is a potential best-in-class treatment targeting aberrant cancer cell metabolism.

About Myriad Pharmaceuticals

Myriad Pharmaceuticals is a biotechnology company focused on discovering, developing, and commercializing novel small molecule drugs for the treatment of cancer. Our pipeline includes clinical and pre-clinical product candidates with distinct mechanisms of action and novel chemical structures that have the potential to be first-in-class and/or best-in-class therapeutics. For more information, please visit www.myriadpharma.com.

Azixa and the Myriad Pharmaceuticals logo are trademarks or registered trademarks of Myriad Pharmaceuticals, Inc. in the United States and foreign countries.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected results of our strategic initiatives to focus our efforts on our oncology pipeline and to conserve our financial resources to extend our projected cash runway beyond 2013, and the expected timing of results and development of our drug candidates. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that we may be unable to further identify, develop and achieve commercial success for new products and technologies; the risk that we may be unable to discover drugs that are safer and more efficacious than our competitors; the risk that we may be unable to develop and maintain manufacturing capabilities for our products; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully finance and secure regulatory approval of and market our drug candidates, or that clinical trials will not be completed on the timelines we have estimated; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products and services; the risk that we may be unable to protect our proprietary technologies; the risk of patent-infringement claims; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in our Form 10-K, for the year ended June 30, 2009, which was filed with the Securities and Exchange Commission on September 28, 2009, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad Pharmaceuticals undertakes no duty to update this information unless required by law.